Exhibit 99.3

PENTAIR, INC.

UNAUDITED PRO FORMA COMBINED

CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements relate to the acquisition by Pentair, Inc. (the “Company”) of all of the issued and outstanding shares of capital stock of WICOR, Inc. (“WICOR” or “Manufacturing Operations of WICOR, Inc.”) from Wisconsin Energy Corporation (“WEC”) for approximately $850 million in cash and approximately $22 million of assumed debt, excluding purchase price adjustments. The acquisition was effected pursuant to a Stock Purchase Agreement, dated February 3, 2004, among the Company, WICOR and WEC. Effective following the close of business on July 31, 2004, the Company completed its acquisition of WICOR. The Company funded the payment of the purchase price and related fees and expenses of the WICOR acquisition through an $850 million committed line of credit (the “Bridge Facility”) and through additional borrowings available under the Company’s existing Credit Facility. In addition, the following unaudited pro forma combined condensed financial statements present the effects of the disposition by the Company of its Tools Group for approximately $775 million, excluding purchase price adjustments. The disposition was deemed to be effective after the close of business on October 2, 2004. Proceeds from the Tools Group disposition were used to repay the Bridge Facility. The Company repaid the balance of the Bridge Facility through borrowings under its Credit Facility on October 4, 2004. The pro forma adjustments are based upon presently available information, estimates and assumptions described herein and in the notes to the unaudited pro forma combined condensed financial statements.

The unaudited pro forma combined condensed statements of income reflect the historical results of operations of the Company for the year ended December 31, 2003 and the six months ended July 3, 2004, with pro forma adjustments as if the acquisition of WICOR and the disposition of the Tools Group had occurred as of the beginning of the respective periods. The unaudited pro forma combined condensed balance sheet reflects the historical financial position of the Company, with pro forma adjustments as if the acquisition and disposition had occurred on July 3, 2004. The pro forma adjustments are described in the accompanying notes and give effect to events that are (a) directly attributable to the acquisition and the disposition, (b) factually supportable, and (c) in the case of certain income adjustments, expected to have a continuing impact.

The unaudited pro forma combined condensed financial statements are based upon the purchase method of accounting and the Company’s historical consolidated financial statements. These pro forma combined condensed financial statements should be read in conjunction with the audited consolidated financial statements and related notes thereto included in the Company’s 2003 Annual Report on Form 10-K and the unaudited consolidated financial statements in the Company’s Quarterly Report on Form 10-Q for the six month period ended July 3, 2004.

The pro forma adjustments do not reflect cost savings from synergies which may be realized nor integration costs to be incurred subsequent to the acquisition.

The unaudited pro forma combined condensed financial statements presented are for informational purposes only and do not purport to represent what the Company’s financial position or results of operations as of the dates or for the periods presented would have been had the acquisition in fact occurred on such date or at the beginning of the periods indicated, or to project the Company’s financial position or results of operations for any future date or period. For purposes of preparing the Company’s consolidated financial statements subsequent to the acquisition, the Company will establish a new basis for WICOR’s assets and liabilities based upon the fair values thereof and the Company’s purchase price, including the costs of the acquisition. A final determination of the allocation of purchase price to the assets acquired and liabilities assumed based on their respective fair values has not yet been completed. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined condensed financial information are preliminary and have been made solely for purposes of developing such pro forma combined condensed financial statements. The Company has undertaken a study to determine the fair value of certain of WICOR’s assets and liabilities and will make appropriate purchase accounting adjustments upon completion of that study. The actual financial position and results of operations will differ, perhaps significantly, from the pro forma amounts reflected herein.

Pentair, Inc. and Subsidiaries

Unaudited Pro Forma Combined Condensed Statement of Income

Year Ended December 31, 2003

In thousands, except per-share data	Historical Pentair	Historical Manufacturing Operations of WICOR, Inc.	Adjustments for Acquisition (a)	Ref		Pro Forma Combined Statements for Acquisition	Adjustments for Disposition (a)	Ref		Pro Forma Combined Statements for Acquisition and Disposition
Net sales	$2,724,365	$746,067	—			$3,470,432	$(1,081,378)			$2,389,054
Cost of goods sold	2,045,327	557,582	—			2,602,909	(848,570)			1,754,339

Gross profit	679,038	188,485	—			867,523	(232,808)			634,715
SG&A (includes research and development)	419,484	121,543	4,612	(f	)	545,639	(143,465)			402,174

Operating income	259,554	66,942	(4,612)			321,884	(89,343)			232,541
Interest and investment income	654	1,603	—			2,257	(268)			1,989
Interest expense	41,590	19,816	2,084	(i	)	63,490	(34,109)	(j	)	29,381

Income from continuing operations before income taxes and minority interest	218,618	48,729	(6,696)			260,651	(55,502)			205,149
Provision for income taxes	74,330	17,872	(2,611)	(m	)	89,591	(21,646)	(m	)	67,945
Minority interest in subsidiary income	—	140	—			140	—			140

Income from continuing operations	144,288	30,717	(4,085)			170,920	(33,856)			137,064

Earnings per common share from continuing operations
Basic	$1.47	—	—			$1.75	—			$1.40
Diluted	$1.45	—	—			$1.72	—			$1.38

Weighted average common shares outstanding
Basic	97,876	—	—			97,876	—			97,876
Diluted	99,621	—	—			99,621	—			99,621

See accompanying notes to unaudited pro forma combined condensed financial statements.

Pentair, Inc. and Subsidiaries

Unaudited Pro Forma Combined Condensed Statement of Income

Six Months Ended July 3, 2004

In thousands, except per-share data	Historical Pentair	Historical Manufacturing Operations of WICOR, Inc.	Adjustments for Acquisition (a)	Ref		Pro Forma Combined Statements for Acquisition	Adjustments for Disposition (a)	Ref		Pro Forma Combined Statements for Acquisition and Disposition
Net sales	$1,581,014	$417,343	—			$1,998,357	$(562,128)			$1,436,229
Cost of goods sold	1,155,895	313,292	—			1,469,187	(438,733)			1,030,454

Gross profit	425,119	104,051	—			529,170	(123,395)			405,775
SG&A (includes research and development)	255,536	68,187	2,306	(f	)	326,029	(74,906)			251,123

Operating income	169,583	35,864	(2,306)			203,141	(48,489)			154,652
Net interest expense	22,407	8,813	2,587	(i	)	33,807	(17,362)	(j	)	16,445

Income from continuing operations before income taxes and minority interest	147,176	27,051	(4,893)			169,334	(31,127)			138,207
Provision for income taxes	51,504	10,553	(1,908)	(m	)	60,149	(12,140)	(m	)	48,009
Minority interest in subsidiary income	—	80	—			80	—			80

Income from continuing operations	95,672	16,418	(2,985)			109,105	(18,987)			90,118

Earnings per common share from continuing operations
Basic	$0.97	—	—			$1.10	—			$0.91
Diluted	$0.95	—	—			$1.08	—			$0.89

Weighted average common shares outstanding
Basic	98,874	—	—			98,874	—			98,874
Diluted	101,112	—	—			101,112	—			101,112

See accompanying notes to unaudited pro forma combined condensed financial statements.

Pentair, Inc. and Subsidiaries

Unaudited Pro Forma Combined Condensed Balance Sheet

July 3, 2004

In thousands, except per-share data	Historical Pentair	Historical Manufacturing Operations of WICOR, Inc.	Adjustments for Acquisition (b)	Ref		Pro Forma Combined Statements for Acquisition	Adjustments for Disposition (c)	Ref	Pro Forma Combined Statements for Acquisition and Disposition
Assets
Current assets
Cash and cash equivalents	$58,247	$17,599				$75,846	$—		$75,846
Accounts and notes receivable, net	459,710	167,766	—			627,476	(169,442)		458,034
Inventories	373,350	119,128	(11,800)	(d	)	480,678	(180,130)		300,548
Deferred tax assets	50,126	6,043	4,602	(n	)	60,771	(19,496)		41,275
Prepaid expenses and other current assets	33,266	11,330	—			44,596	(6,179)		38,417

Total current assets	974,699	321,866	(7,198)			1,289,367	(375,247)		914,120

Property, plant and equipment, net	345,912	122,540	(2,000)	(e	)	466,452	(126,569)		339,883

Other assets
Goodwill	1,405,748	392,657	135,884	(f	)	1,934,289	(408,307)		1,525,982
Intangibles, net	105,453	65,552	116,448	(f	)	287,453	(9,297)		278,156
Other	99,468	44,541	(41,467)	(k	)	102,542	(13,226)		89,316

Total other assets	1,610,669	502,750	210,865			2,324,284	(430,830)		1,893,454

Total assets	$2,931,280	$947,156	$201,667			$4,080,103	$(932,646)		$3,147,457

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	$1,587	$21,097	$850,000	(i	)	$872,684	$(776,587)		$96,097
Current maturities of long-term debt	5,333	927	—			6,260	(58)		6,202
Accounts payable	253,447	73,351	—			326,798	(122,595)		204,203
Employee compensation and benefits	89,077	18,042	—			107,119	(17,597)		89,522
Accrued product claims and warranties	41,278	8,606	—			49,884	(14,265)		35,619
Debt and payables due to WEC	—	45,320	(45,320)	(g	)	—	—		—
Income taxes	27,781	12,197	(12,197)	(h	)	27,781	24,723		52,504
Other current liabilities	124,243	26,039	—			150,282	(2,692)		147,590

Total current liabilities	542,746	205,579	792,483			1,540,808	(909,071)		631,737

Long-term debt	747,319	230,217	(227,000)	(g	)	750,536	(4,626)		745,910
Pension and other retirement compensation	102,351	—	23,954	(k	)	126,305	3,133		129,438
Post-retirement medical and other benefits	41,970	15,325	16,812	(k	)	74,107	38		74,145
Deferred tax liabilities	78,893	75,563	2,045	(n	)	156,501	(18,692)		137,809
Other noncurrent liabilities	73,233	11,193	—			84,426	(3,428)		80,998

Total liabilities	1,586,512	537,877	608,294			2,732,683	(932,646)		1,800,037

Minority Interest	—	2,652	—			2,652	—		2,652

Shareholders’ equity	1,344,768	406,627	(406,627)	(l	)	1,344,768	—		1,344,768

Total liabilities and shareholders’ equity	$2,931,280	$947,156	$201,667			$4,080,103	$(932,646)		$3,147,457

See accompanying notes to unaudited pro forma combined condensed financial statements.

Pentair, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Combined

Condensed Financial Statements

(dollar amounts in thousands)

(a)	The unaudited pro forma combined condensed statements of income reflect the combined historical results of operations of the Company and the Manufacturing Operations of WICOR, Inc. (“WICOR”) for the year ended December 31, 2003 and the six months ended July 3, 2004, with pro forma adjustments as if the acquisition had occurred as of the beginning of the respective periods. In addition, the unaudited pro forma combined condensed statements of income presented herein reflect the Company’s disposition of its Tools Group to The Black and Decker Corporation.

The pro forma adjustments do not reflect cost savings from synergies which may be realized nor integration costs to be incurred subsequent to the acquisition. One time, nonrecurring transactions associated with the acquisition are not reflected in the unaudited pro forma combined condensed statements of income. A final determination of the required purchase accounting adjustments has not yet been made, and the earnings results will vary from the pro forma earnings shown.

(b)	The unaudited pro forma combined condensed balance sheet reflects the combined historical financial position of the Company and the Manufacturing Operations of WICOR, Inc. (“WICOR”), with pro forma adjustments as if the acquisition had occurred on July 3, 2004. Effective following the close of business on July 31, 2004, the Company completed its acquisition of WICOR for approximately $850 million in cash and approximately $22 million of assumed debt, excluding purchase price adjustments. The Company funded the payment of the purchase price and related fees and expenses of the WICOR acquisition through an $850 million committed line of credit (the “Bridge Facility”) and through additional borrowing available under the Company’s existing Credit Facility.

(c)	The unaudited pro forma combined condensed balance sheet presented herein reflects the Company’s disposition of its Tools Group to The Black and Decker Corporation. The unaudited pro forma adjustments reflect the Company’s estimation that there will not be a material gain or loss from the disposition of the Tools Group. The unaudited pro forma adjustments as of July 3, 2004 reflect the assumed proceeds of the sale of approximately $775 million. However, the unaudited pro forma adjustments do not reflect any purchase price adjustment for changes in net working capital. Proceeds from the Tools Group disposition were used to repay an $850 million committed line of credit used to acquire WICOR (the “Bridge Facility”). The Company retained certain insurance accruals, employee compensation and benefit liabilities, environmental liabilities, long-term debt, pension obligations and post-retirement obligations of the Tools Group.

(d)	Under the purchase method of accounting, the inventory has been adjusted to its estimated fair value. The fair value adjustment includes both a step-up of certain finished goods inventories, as well as an adjustment to write-down certain inventories for post-acquisition integration activities, including the Company’s proactive inventory reduction practices, resulting in a net write-down of $11.8 million. The pro forma statements of income exclude any adjustment to costs of goods sold related to the fair-value step-up reflected in the July 3, 2004 pro forma combined condensed balance sheet due to the non-recurring nature of this expense.

(e)	Under the purchase method of accounting, the estimated adjustment to the new book basis of WICOR property, plant, and equipment is a write down of $2.0 million. The pro forma statements of income exclude the reduction in depreciation expense related to the fair market value property, plant, and equipment adjustment reflected in the July 3, 2004 pro forma combined condensed balance sheet due to the immaterial nature of this expense adjustment.

(f)	A preliminary valuation of the acquired intangible assets was performed by a third party valuation specialist to assist the Company in determining the fair value of each identifiable intangible. Standard valuation procedures were utilized in determining the fair value of the acquired intangibles. The following table summaries the identified intangible asset categories and their weighted average amortization period:

In thousands	Amortization Period	Fair Value
Finite-life intangible assets
Patented and proprietary technology	14.2 Years	$39,600
Customer Relationships	18.0 Years	62,900

Weighted average amortization period	16.5 Years	102,500

Indefinite-life intangible assets
Trade Names	n/a	$79,500
Goodwill	n/a	528,541

		608,041

Net adjustments to the unaudited pro forma combined condensed balance sheet include the elimination of the historical goodwill and net intangible assets of WICOR for $392,657 and $46,274, respectively.

Additional amortization resulting from the increase in fair value of finite-life intangible assets will require $4.6 million and $2.3 million of incremental amortization expense for the year ended December 31, 2003 and for the six months ended July 3, 2004, respectively.

(g)	Adjustment to eliminate the debt and payables due to Wisconsin Energy Corporation (“WEC”) and its affiliates reflected on the WICOR balance sheet as of June 30, 2004. Adjustment includes the elimination of current debt and payables due to WEC of $45.3 million and the elimination of long-term subordinated debt due to WEC of $227.0 million. The debt and payables due to WEC and affiliates were settled at the closing of the acquisition.

(h)	Adjustment eliminates the accrued income taxes on the WICOR balance sheet as of June 30, 2004 since Wisconsin Energy Corporation has retained WICOR’s accrued taxes through the close date of the acquisition.

(i)	Adjustment represents the incremental interest expense incurred to fund the acquisition of WICOR. Effective following the close of business on July 31, 2004, the Company completed its acquisition of WICOR for approximately $850 million in cash and approximately $22 million of assumed debt, excluding purchase price adjustments. The Company funded the payment of the purchase price and related fees and expenses of the WICOR acquisition through an $850 million committed line of credit (the “Bridge Facility”) and through additional borrowing available under the Company’s existing Credit Facility. Based on assumed interest rates of 2.5% and 2.6%, interest expense on the Bridge Facility is $21.3 million and $11.1 million for year ended December 31, 2003 and six month period ended July 3, 2004, respectively. Based on assumed interest rates of 2.5% and 2.6%, interest expense on the $22 million of assumed debt, refinanced under the Company’s existing Credit Facility, is $0.6 million and $0.3 million for year ended December 31, 2003 and six month period ended July 3, 2004, respectively.

(j)	Adjustment represents the reduction in incremental interest expense due to the pay down of the Bridge Facility in addition to interest expense allocated to the Tools Group upon presentation of that business as a discontinued operation. The unaudited pro forma adjustments reflect the assumed proceeds of the disposition of the Tools Group for approximately $775 million, excluding any purchase price adjustment for changes in net working capital. Proceeds from the Tools Group disposition were used to repay an $850 million committed line of credit (the “Bridge Facility”). The Company repaid the $75 million remaining balance of the Bridge Facility and refinanced the $22 million of debt assumed through additional borrowings of approximately $97 million under its Credit Facility. Based on assumed interest rates of 2.5% and 2.6%, the reduction of interest expense, due to the $775 million paydown of the Bridge Facility, is $19.3 million and $10.1 million for year ended December 31, 2003 and six month period ended July 3, 2004, respectively.

(k)	Purchase accounting adjustment to record the fair value of certain WICOR pension and post-retirement obligations at the net of the accumulated benefit obligation less the fair value of plan assets, based upon actuarial valuations.

(l)	Eliminate WICOR equity that represents the book value of net assets acquired.

(m)	Record the incremental tax impact of the unaudited pro forma adjustments using a combined statutory rate of 39% on the pre-tax adjustments.

(n)	Purchase accounting adjustment to record the estimated tax effect on the difference between the new book basis and the tax basis of acquired assets and liabilities of WICOR, including fair value adjustments.